UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2015

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54323

(Commission file number)

20-3866475

(I.R.S. Employer Identification No.)

219 Chemin Metairie Road, Youngsville, La 70592

(Address of principal executive offices)(Zip Code)

(337) 269-5933

(Company's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 12, 2015, pursuant to a certificate of designation filed with the Nevada Secretary of State, we designated 2,000 shares of our authorized preferred stock as Series A 5% Convertible Preferred Stock (the “Series A Preferred”). The holders of the Series A Preferred are entitled to receive cumulative dividends at a rate of 5% per annum, payable quarterly in cash, or at the Company’s option, such dividends shall be accreted to, and increase, the stated value of the issued Series A Preferred (“PIK”). Holders of the Series A Preferred are entitled to votes on all matters submitted to stockholders at a rate of ten votes for each share of common stock into which the Series A Preferred may be converted. After six months from issue, each share of Series A Preferred is convertible, at the option of the holder, into the number of shares of common stock equal to the quotient of the stated value, as adjusted for PIK dividends, by $0.015, as adjusted for stock splits and dividends.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 13, 2015, we acquired certain commercial real estate from a related party for $480,000 consisting of $75,000 in land costs and $405,000 in buildings and improvements. Please see “Part II – Other Information, Item 5. Other Information” for a more detailed description of the commercial real estate acquisition. On November 13, 2015, we acquired certain commercial real estate from a Beechwood Properties, LLC (“Beechwood”), an entity controlled by G. Darcy Klug, our Chief Financial Officer, for $480,000 consisting of $75,000 in land costs and $405,000 in buildings and improvements. The purchase price was paid by the Company assuming $265,000 of long-term bank indebtedness (“Note”) plus the issuance of 215 shares of the Company’s newly designated Series A Preferred. The Series A Preferred were issued in reliance upon on an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The purchase price of the property was determined by independent third party appraisers commissioned by the financial institution providing the long-term financing for the acquisition, plus the cost of specific security improvements requested by the lessee.

The Note is dated November 13, 2015, in the amount of $265,000. Monthly payments under the Note are $1,962 including interest accruing at a rate of 5.95% per annum. The Note matures in June 2021 and is secured by the commercial real estate, guarantees by the Company and its real estate subsidiary and the personal guarantee of G. Darcy Klug, the Company’s Chief Financial Officer.

Item 2.02. Results of Operations and Financial Condition.

On November 19, 2015, we issued a press release announcing our results of operations for the quarter ended September 30, 2015. A copy of the press release is attached hereto as Exhibit 99.1. The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective November 13, 2015, we entered into a $100,000 Commercial Note Line of Credit (“Line of Credit”) with a related party to evidence prior indebtedness and provide for future borrowings. Please see “Part II – Other Information, Item 5. Other Information” for a description of the terms and conditions of the Line of Credit. Effective November 13, 2015, we entered into a $100,000 Line of Credit with Beechwood to evidence prior indebtedness and provide for future borrowings. The Line of Credit accrues interest at 5% per annum and matures on October 31, 2016. At maturity or in connection with a pre-payment, subject to the conditions set forth in the Line of Credit, Beechwood has the right to convert the amount outstanding (or the amount of the pre-payment), into the Company’s Series A Preferred at the par value of $1,000 per share. This transaction was executed in reliance on an exemption provided by Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits

10.1	Certificate of Designation of Series A Preferred Stock

10.2	Act of Sale with Assumption of Mortgage.

10.3	Commercial Note Line of Credit.

99.1	Press Release issued by RedHawk Holdings Corp. dated November 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2015	RedHawk Holdings Corp.

	By:	/s/ G. Darcy Klug
	Name:	G. Darcy Klug
	Title:	Chief Financial Officer